Exhibit 99.1

Hancock Fabrics, Inc.                                                                FOR IMMEDIATE RELEASE
Corporate Headquarters
One Fashion Way
Baldwyn, MS 38824                                                                  March 2, 2007

Released by: Bruce Smith
(662) 365-6112

HANCOCK FABRICS PROVIDES UPDATE ON 10-Q FILINGS

Hancock Fabrics, Inc. (NYSE symbol: HKF), today provided an update as to the expected timing of the filing of its Quarterly Reports on Form 10-Q for the first three quarterly periods of the fiscal year ended February 3, 2007 with the Securities and Exchange Commission. The Company had previously reported that it had received a 10-Q filing extension from its bank group through February 28, 2007. The Company now expects that it will take at least another four to five weeks to file its Form 10-Qs. Accordingly, Hancock has requested an additional extension from the bank group.

Hancock Fabrics, Inc. - America's Fabric Store - is committed to serving creative enthusiasts with a complete selection of fashion and home decorating textiles, sewing accessories, needlecraft supplies and sewing machines. The Company operates 403 retail stores in 40 states and an Internet store at www.hancockfabrics.com.